Exhibit 99.1

FOR IMMEDIATE RELEASE

Superior Drilling Products, Inc. Reports Fourth Quarter
and Year-end 2014 Results

VERNAL, UT, March 27, 2015 — Superior Drilling Products, Inc. (NYSE MKT: SDPI) (“SDPI” or the “Company”), a provider of drilling products for the oil, natural gas and mining services industries today reported financial results for the fourth quarter and year ended December 31, 2014. Financial results include Hard Rock Solutions, LLC (“Hard Rock”) which was acquired on May 29, 2014. With the acquisition, SDPI gained the innovative Drill-N-ReamTM, a well bore conditioning tool.

Fourth quarter 2014 revenue was $6.1 million, up $3.0 million from the fourth quarter of 2013. Organic revenue, which represents custom fabrication and drill bit refurbishing services, was up $0.1 million, or 3.4%, to $3.0 million compared with the prior-year period. The acquisition generated approximately $2.9 million in rental tool revenue and $0.2 million of repair revenue. Prior to the acquisition, SDPI received royalty income for the Drill-N-Ream tool which was
$0.3 million in the fourth quarter of 2013.

Troy Meier, Chairman and CEO of Superior Drilling Products, noted, "As we previously announced, we continued to make great progress advancing our drilling tool technology to more customers and basins in the fourth quarter. The 198 runs achieved in the quarter was an 85% increase over the trailing third quarter. Average revenue per run was lower at $14.6 thousand, as we compete in basins that have shorter laterals, but also as pricing pressure began given the rapid decline in oil prices and dramatic reduction in rig count."

Adjusted net income, a non-GAAP measure, was $0.3 million, or $0.02 per diluted share, in the fourth quarter. Adjusted net income excludes intangible asset amortization expense of $0.6 million, $0.1 million of non-recurring expenses and $0.2 million for the gain on sale of property, plant and equipment, all after tax. GAAP net loss was $0.1 million, or $0.01 per share. See attached tables for a reconciliation of GAAP net loss to adjusted net income.

Mr. Meier continued, "While we face the headwinds of an industry in rapid decline, we remain encouraged with customer acceptance of the Drill-N-Ream and the opportunities presented by the introduction of the Strider and the OrBit drilling and completion tools. This year began solid, but of late we are witnessing more hesitation by rig operators to adopt new technologies and our customers are demanding price concessions. With expectations for the drill rig count to drop 60% compared with last year, commitments to new concepts are much harder to win. We expect this behavior to lessen as the bottom of the market is found. Nonetheless, we believe that we can continue to gain ground with our cost saving products.”

"In the meantime, we are also taking actions to reduce costs, eliminate waste and streamline operations. Given our rapid growth in the last year, this pause in the market gives us the opportunity to make sure we are operating in the most efficient manner possible. However, we have not slowed our efforts on product development and enhancement. We believe the development and introduction of innovative technology is a key factor for our long-term growth."

Fourth Quarter 2014 Review

During the quarter, SDPI averaged 17 customers per month running its well bore conditioning tool, up from 13 in the trailing third quarter. The tool has operated in a total of 9 basins. The average revenue per run may continue to decline as a result of the change in customer behavior with oil prices at six year lows.

Superior Drilling Products, Inc. Reports Fourth Quarter and Year-end 2014 Results
March 27, 2014

Total operating expenses were $6.1 million, up from $2.3 million in the fourth quarter of 2013. Increased cost of revenue represented higher volume and investments in distribution centers. Included in cost of revenue was approximately $0.1 million of nonrecurring expenses. Selling, general and administrative (SG&A) expenses increased $2.1 million to $2.4 million as the Company invested in sales, personnel and processes. Depreciation and amortization (D&A) was up $0.7 million to $1.1 million primarily as a result of the acquisition.

Operating loss was less than $0.1 million compared with operating income of $0.8 million in the prior-year period.

Adjusted earnings before interest, taxes, depreciation, amortization, the gain on sale of property, plant and equipment and nonrecurring items (“Adjusted EBITDA”) was $1.3 million, or 20.8% of revenue. The gain on the sale of property, plant and equipment was $0.3 million and nonrecurring expenses, related to timing of intercompany charges, were approximately $0.1 million. The Company believes that when used in conjunction with measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), Adjusted EBITDA, which is a non-GAAP measure, helps in the understanding of its operating performance. See the attached tables for important disclosures regarding SDPI’s use of Adjusted EBITDA, as well as a reconciliation of net income to Adjusted EBITDA.

2014 Review

Sales for 2014 were $20.0 million, an increase of 68.1%, or $8.1 million, when compared with the prior year. The acquisition contributed $6.1 million in revenue for the year. Organic revenue was $13.4 million, up 31.4%. Included in 2014 revenue was $0.5 million of pre-acquisition royalty income while there was $1.7 million of royalty income reported in 2013.

Total operating expense for 2014 were $18.4 million compared with $8.2 million in the prior year. Operating income was $1.7 million compared with $3.7 million in 2013. Operating margin as a percent of sales was 8.4%.

Adjusted EBITDA, a non-GAAP measure as defined above, was $5.6 million, or 28.1% of revenue. See the attached tables for important disclosures regarding SDPI’s use of EBITDA, as well as a reconciliation of net income to EBITDA.

Adjusted net income, a non-GAAP measure, was $2.3 million, or $0.17 per diluted share. Adjusted net income excludes a onetime, non-cash, deferred tax expense of $1.1 million related to the reorganization of the Company from a limited liability organization to a corporation. It also excludes $1.4 million of intangible asset amortization expense associated with the acquisition, $0.4 million of non-recurring expenses and a $0.1 million gain on sale of property, plant and equipment. GAAP net loss was $0.6 million, or $0.04 per diluted share. See attached tables for a reconciliation of GAAP net income to adjusted net income.

Balance Sheet Update

Cash provided by operations in 2014 of $4.4 million increased $1.6 million. Cash on hand at December 31, 2014 was $5.8 million compared with $6.0 million at September 30, 2014 and up from $11,256 at December 31, 2013.

Total debt as of December 31, 2014 was $23.9 million. Debt, net of cash, was $18.1 million compared with $19.8 million at December 31, 2013. The Company is currently in the process of refinancing a $5 million term loan on its Vernal property.

Capital expenditures for the fourth quarter were $2.9 million, and total capital expenditures in 2014 were $3.7 million. For 2015, capital expenditures are expected to be approximately $0.8 million with 80% to 85% expected to occur in the second half.

Superior Drilling Products, Inc. Reports Fourth Quarter and Year-end 2014 Results
March 27, 2014

Mr. Meier concluded, "Given the significant uncertainty in our markets, visibility is challenging. Nonetheless, our goal for the year is for the success of our Drill-N-Ream and new products to offset the expected 50% to 60% decline in demand in our drill bit refurbishing services."

Webcast and Conference Call

The Company will host a conference call and live webcast today at 10:00 am MT (12:00 pm ET) to provide a strategic update and outlook as well as review the operating results for its fourth quarter 2014. The discussion will be accompanied by a slide presentation that will be made available immediately prior to the conference call on SDPI’s website at www.sdpi.com/events_presentations.html. A question-and-answer session will follow the formal presentation.

The conference call can be accessed by calling (201) 689-8470. Alternatively, the webcast can be monitored on Superior Drilling Products’ website at www.sdpi.com/events_presentations.html.

To listen to the archived call, dial (858) 384-5517 and enter replay number 13598576. A telephonic replay will be available from approximately 1:00 pm MT (3:00 pm ET) on the day of the call through Friday, April 10, 2015. A transcript of the call will be available for download from the SDPI website once available.

About Superior Drilling Products, Inc.

SDPI is an innovative, cutting-edge drilling tool technology company. The Company manufactures, repairs, sells and rents drilling tools. SDPI is a manufacturer and refurbisher of PDC (polycrystalline diamond compact) drill bits for a leading oil field services company. In addition, SDPI manufactures and markets drill string tools, including the patented Drill-N-Ream™ well bore conditioning tool, for the oil, natural gas and mining services industries. SDPI operates a state-of-the-art drill tool machining facility manufacturing for its customer’s custom products and solutions for the drilling industry. The Company’s strategy is to leverage is technological expertise in drill tool technology and innovative, precision machining to broaden its drill tool technology offerings for rent or sale, while establishing an effective sales and logistics infrastructure through which it can provide proprietary tools to exploration and production companies and drill rig operators. It also plans to grow its manufacturing operations by providing its oil field services customers with design, prototype development and manufacturing of their proprietary technologies.

Additional information about the Company can be found at its website: www.sdpi.com.

Safe Harbor Regarding Forward Looking Statements

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions, 15 U.S.C. § 78u-5, of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included in this release, regarding our strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management, are forward-looking statements. The use of words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project”, “forecast,” “should” or “plan, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Certain statements in this release may constitute forward-looking statements, including statements regarding the Company’s financial position, market success with specialized tools, effectiveness of its sales efforts, success at developing future tools, and the Company’s effectiveness at executing its business strategy and plans. These statements reflect the beliefs and expectations of the Company and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, among other factors, our business strategy and prospects for growth; our cash flows and liquidity; our financial strategy, budget, projections and operating results; the amount, nature and timing of capital expenditures; the availability and terms of capital; competition and government regulations; and general economic conditions. These and other factors could adversely affect the outcome and financial effects of the Company’s plans and described herein. Therefore, you should not rely on any of these forward-looking statements. Any forward-looking statement made by the Company in this news release is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Superior Drilling Products, Inc. Reports Fourth Quarter and Year-end 2014 Results
March 27, 2014

For more information, contact investor relations:

Deborah K. Pawlowski / Garett K. Gough

Kei Advisors LLC

(716) 843-3908 / (716) 846-1352

dpawlowski@keiadvisors.com / ggough@keiadvisors.com

Superior Drilling Products, Inc. Reports Fourth Quarter and Year-end 2014 Results
March 27, 2014

Superior Drilling Products, Inc.

Consolidated Statements of Operations

(unaudited)

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,

	2014	2013	2014	2013

Revenue	$6,087,012	$3,125,719	$20,036,895	$11,922,969

Operating costs and expenses
Cost of revenue	2,614,305	1,622,164	7,015,722	4,855,043
Selling, general & administrative expenses	2,377,988	291,344	8,103,166	2,168,350
Depreciation & amortization expense	1,107,040	382,978	3,240,445	1,207,288
Total operating costs and expenses	6,099,333	2,296,486	18,359,333	8,230,681

Operating (loss) income	(12,321)	829,233	1,677,562	3,692,288
Operating margin	-0.2%	26.5%	8.4%	31.0%

Other income (expense)
Interest income	75,001	-	173,315	-
Interest expense	(616,133)	(20,855)	(2,279,597)	(786,140)
Other income	94,722	201,104	380,723	474,312
Gain (loss) on sale of PP&E	230,889	(1)	(53,287)	(54,205)
Change in guaranteed debt	-	600,197	(45,834)	341,895
Total other (expense) income	(215,521)	780,445	(1,824,680)	(24,138)

(Loss) income before income taxes	(227,842)	1,609,678	(147,118)	3,668,150
Income tax (benefit) expense	(77,944)	-	474,279	-

Net (loss) income	$(149,898)	$1,609,678	$(621,397)	$3,668,150

Basic earnings per common share	$(0.01)	N/A *	$(0.04)	N/A *
Basic weighted average common shares outstanding	17,291,646	-	13,831,259	-
Diluted earnings per common share	$(0.01)	N/A *	$(0.04)	N/A*
Diluted weighted average common shares outstanding	17,291,646	-	13,831,259	-

*	Information not comparable for the three and twelve months ended December 31, 2013 as a result of the Reorganization of the Company on May 22, 2014.

Superior Drilling Products, Inc. Reports Fourth Quarter and Year-end 2014 Results
March 27, 2014

Superior Drilling Products, Inc.

Condensed Consolidated Balance Sheet

(unaudited)

	December 31, 2014	December 31, 2013
ASSETS
Current assets
Cash	$5,792,388	$11,256
Accounts receivable	4,403,001	2,978,666
Prepaid expenses	163,934	182,530
Inventory	1,219,079	96,028
Deferred tax asset	271,298	-
Other current assets	45,000	61,038
Total current assets	11,894,700	3,329,518
Property, plant and equipment, net	15,963,629	15,048,871
Real estate investments	-	2,187,926
Intangible assets, net	13,472,778	-
Goodwill	7,802,903	-
Note receivable	8,296,717	-
Other assets	112,606	194,935
Total assets	57,543,333	20,761,250

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	893,376	445,947
Accrued expenses	1,967,091	277,579
Income tax payable	1,000	-
Current portion of capital lease obligation	292,979	258,235
Current portion of related party debt	492,452	-
Current portion of guaranteed debt obligation	-	4,395,637
Current portion of long-term debt	10,720,243	3,316,578
Total current liabilities	14,367,141	8,693,976
Deferred tax liability	744,577	-
Capital lease obligation, less current portion	578,273	871,252
Related party debt, less current portion	1,117,820	-
Long-term debt, less current portion	10,669,311	10,939,216
Total liabilities	27,477,122	20,504,444
Commitments and contingencies
Stockholders' equity
Common stock - $0.001 par value; 100,000,000 shares authorized; 17,291,646 and 1,000 shares outstanding, respectively	17,292	1
Additional paid-in-capital	30,815,609	256,806
Stock subscription receivable	-	(1)
Retained deficit	(766,690)	-
Total stockholders' equity	30,066,211	256,806
Total liabilities and stockholders' equity	$57,543,333	$20,761,250

Superior Drilling Products, Inc. Reports Fourth Quarter and Year-end 2014 Results
March 27, 2014

Superior Drilling Products, Inc.

Consolidated Statements of Cash Flows
(unaudited)

	For Year Ended
	December 31,
	2014	2013
Cash Flows From Operating Activities
Net (loss) income	$(621,397)	$3,668,150
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	3,240,445	1,102,905
Amortization of debt discount	767,975	-
Deferred tax benefit	473,279	-
Common stock issued for services	44,490	-
Change in guaranteed debt	45,837	(341,895)
Loss on disposition of assets	53,287	54,205
Changes in operating assets and liabilities:
Accounts receivable	(1,424,335)	(1,824,172)
Inventory	(483,651)	-
Prepaid expenses and other current assets	43,634	(80,849)
Other assets	90,481	(78,168)
Accounts payable and accrued expenses	2,137,939	296,962
Other liabilities	-	-
Net Cash Provided by Operating Activities	4,367,984	2,797,138

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(3,730,882)	(196,547)
Proceeds from sale of fixed assets	1,648,075	28,141
Note receivable to Tronco	(8,296,717)	-
Purchase of Hard Rock assets	(12,500,000)	-
Net Cash Used in Investing Activities	(22,879,524)	(168,406)

Cash Flows From Financing Activities
Principal payments on debt	(3,527,830)	(607,484)
Principal payments on capital lease obligations	(258,234)	(228,101)
Proceeds received from borrowings on debt	2,000,000	231,125
Proceeds received from issuance of common stock	31,050,000	-
Principal payments on long-term debt-related party	-	(53,925)
Initial Public Offering costs	(3,578,865)	-
Capital contributions	-	2,278,629
Capital distributions	(1,392,399)	(4,307,908)
Net Cash Provided by (Used in) Financing Activities	24,292,672	(2,687,664)

Net Increase (Decrease) in Cash	5,781,132	(58,932)
Cash at Beginning of Period	11,256	70,188
Cash at End of Period	$5,792,388	$11,256

Superior Drilling Products, Inc. Reports Fourth Quarter and Year-end 2014 Results
March 27, 2014

Superior Drilling Products, Inc.

Adjusted EBITDA(1) Reconciliation

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

GAAP net (loss) income	$(149,897)	$1,609,678	$(621,397)	$3,668,150
Add back:
Income tax (benefit) expense	(77,944)	-	474,279	-
Interest expense, net	541,130	20,855	2,106,282	786,140
Depreciation and amortization	1,107,040	382,978	3,240,445	1,207,288
Unusual and atypically elevated expenses	77,576	-	383,664	-
(Gain) loss on sale of PP&E	(230,889)	1	53,287	54,205

Non-GAAP Adjusted EBITDA(1)	$1,267,016	$2,013,512	$5,636,560	$5,715,783

(1) Adjusted EBITDA represents net income adjusted for income taxes, interest, depreciation and amortization and other items as noted in the reconciliation table. The Company believes Adjusted EBITDA is an important supplemental measure of operating performance and uses it to assess performance and inform operating decisions. However, Adjusted EBITDA is not a GAAP financial measure. The Company’s calculation of Adjusted EBITDA should not be used as a substitute for GAAP measures of performance, including net cash provided by operations, operating income and net income. The Company’s method of calculating Adjusted EBITDA may vary substantially from the methods used by other companies and investors are cautioned not to rely unduly on it.

Superior Drilling Products, Inc.

GAAP Net (Loss) Income to Non-GAAP Adjusted Net Income Reconciliation
(unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2014		2013		2014		2013
	$	per diluted share	$	per diluted share	$	per diluted share	$	per diluted share
GAAP net income	$(149,897)	$(0.01)	$1,609,678	NM	$(621,397)	$(0.04)	$3,668,150	NM
Add back:
Deferred tax expense	-	-	-	NM	1,078,045	0.08	-	NM
Intangible amortization	622,000	0.04	-	NM	1,437,556	0.10	-	NM
Unusual and atypically elevated expenses	77,576	-	-	NM	383,664	0.03	-	NM
(Gain) loss on sale of PP&E	(230,889)	(0.01)	1	NM	53,287	-	54,205	NM

Non-GAAP adjusted net income	$318,790	$0.02	$1,609,679	NM	$2,331,155	$0.17	$3,722,355	NM

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